UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 28, 2008

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

Comstock Resources, Inc. announced that on August 28, 2008 it sold its stake in its 49% owned subsidiary Bois d'Arc Energy, Inc. ("Bois d'Arc") (NYSE: BDE) to Stone Energy Corporation ("Stone") (NYSE: SGY).  Comstock received $440 million in cash and 5,317,069 shares of the common stock of Stone for its stake in Bois d'Arc.  Comstock used the cash proceeds to repay amounts outstanding under it bank credit facility.  Comstock expects to have a $148 million current tax liability as a result of the gain resulting from this transaction.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release dated August 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 28, 2008	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press release dated August 28, 2008.